Exhibit 10.19.2

EnergySolutions, Inc.

2007 Equity Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS AGREEMENT (the “Award Agreement”) is made effective as of November         , 2007 (the “Date of Grant”) between EnergySolutions, Inc., a Delaware corporation (with any successor, the “Company”), and                      (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the EnergySolutions, Inc. 2007 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein (including in Section 10) shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth (including, without limitation, the restrictive covenants described in Section 7, the parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of                      Shares, subject to adjustment as set forth in the Plan. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2. Option Price. The purchase price of the Shares subject to the Option shall be $             per Share (the “Option Price”), subject to adjustment as set forth in the Plan.

3. Vesting. Subject to the Participant’s continued Service on each vesting date the Option shall vest in equal installments on each of the first, second, third, and fourth anniversaries of the Date of Grant, so that 25% of the Option shall vest on each such anniversary.

At any time, the portion of the Option which has become vested as described in this Section 3 is hereinafter referred to as the “Vested Portion”. The Vested Portion of the Option shall remain exercisable for the period set forth in Section 6.

4. Accelerated Vesting Upon a Change in Control. Upon the occurrence of a Change of Control, the unvested portion of the Option, to the extent not previously cancelled or forfeited, shall immediately vest in full, so long as the Participant’s Service has not been terminated before the date of the consummation of the Change of Control.

5. Forfeiture. If the Participant’s Service is terminated for any reason, the Option shall, to the extent not then vested, be cancelled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 6.

6. Exercise of Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i) the fifth anniversary of the Date of Grant;

(ii) the date that is ninety (90) days following termination of the Participant’s Service for any reason other than death, Permanent Disability or Cause;

(iii) the date that is one (1) year following termination of the Participant’s Service due to death or Permanent Disability;

(iv) the date of termination of the Participant’s Service due to Cause.

(b) Method of Exercise.

(i) Subject to Section 4, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. In the event the Option is being exercised by the Participant’s representative, the notice shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The payment of the Option Price may be made at the election of the Participant (A) in cash or its equivalent (e.g., by check), (B) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (C) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (D) by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, or (E) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law. Neither the Participant nor the Participant’s representative shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable during the period set forth in Section 6 by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

7. Non-Competition and Confidentiality Agreement. In consideration of the Option granted herein, the Participant agrees to be bound by the Non-Competition and Confidentiality Agreement as set forth on Schedule A to this Agreement.

8. No Right to Continued Service. The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

9. Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

11. Adjustment of Option. Adjustments to the Option (or any of the Shares underlying the Option) shall be made in accordance with the terms of the Plan.

12. Definitions. For purposes of this Award Agreement:

“Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of “Cause”, then “Cause” means that the Board has determined that any one or more of the following has occurred: (i) the Participant shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony; (ii) the Participant shall have failed or refused to carry out the reasonable and lawful instructions of Chief Executive Officer of the Company, the executive to whom the Participant reports, or the Board (other than as a result of illness or disability) concerning duties or actions consistent with the Participant’s position and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board; (iii) the Participant shall have breached Schedule A of this Agreement and such breach shall not have been cured, if curable, within ten (10) days following written notice from the Board of such breach; (iv) the Participant shall fail to adhere to any material written Company policy and such failure to comply shall not have been cured, if curable, within ten (10) days following written notice from the Board of such failure; (v) the Participant shall have engaged in any gross or willful misconduct resulting in a substantial loss to the Company or any of its Affiliates or substantial damage to any of their reputations; or (vi) the Participant shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company.

“Permanent Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of “Permanent Disability,” then “Permanent Disability” means any physical or mental disability rendering the Participant unable to perform his duties for a period of at least one hundred twenty (120) days out of any twelve (12) month period.

“Share” means a share of common stock of the Company, par value $0.001 per share or such other class or kind of shares or other securities resulting from the application of Section 12.1 of the Plan.

13. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

14. Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

15. Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

16. Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

17. Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

18. Choice of Law; Jurisdiction; Waiver of Jury Trial. This Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN NEW YORK. BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT.

19. Option Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference (subject to the limitation set forth in Section 19). In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and the Award Agreement.

20. Amendment. The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time; provided that, subject to Articles 11, 12 and 13 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Award Agreement or with respect to the Option.

21. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

ENERGYSOLUTIONS, INC.

By:

Agreed and acknowledged as of the date first above written:

PARTICIPANT

SCHEDULE A

NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees as follows:

1. Non-Competition. During the Participant’s period of Service and for the Non-Competition Period (as defined below), the Participant will not, individually or jointly, and he will cause his affiliates not to, directly or indirectly, for himself or themselves, or for the benefit of any other Person, without the prior written consent of the Company, its successor or assigns, which consent may or may not be given in the Company’s (or such successor’s or assign’s) sole discretion, own, manage, engage in, operate, control, develop, or participate in the ownership, management, operation, control or development of, consult with or perform services for, or be connected in any manner with, any Person (other than the Company, at the Company’s sole discretion) that engages in any aspect of the Business or processes low-level radioactive waste or low-level mixed waste anywhere in the United States of America or that otherwise competes with the Company (a “Competitive Business”); provided, however, the acquisition, directly or indirectly, of less than 5% of the publicly traded stock of any Person engaged in a Competitive Business shall not constitute a violation of this Schedule A. For purposes of this Agreement, the “Non-Competition Period” shall mean a period of one (1) year after the Participant’s Service terminates.

2. Non-Solicitation. During the Participant’s period of Service and for the Non-Solicitation Period (as defined below), the Participant will not (A) solicit or hire, or attempt to solicit or hire, any person who (i) at the time of the termination of the Participant’s Service with the Company hereunder or (ii) at any time during the six (6) month period prior to such termination, was an officer, director, consultant or executive of the Company or (B) call upon, solicit, divert or attempt to solicit or divert from the Company any of their customers or suppliers, or potential customers or suppliers, of whose names he was aware during the term of his employment with the Company; provided, however, that nothing in this Schedule A shall be deemed to prohibit the Participant from calling upon or soliciting a customer or supplier during the Non-Solicitation Period if such action relates solely to a business which is not a Competitive Business. For purposes of this Agreement, the “Non-Solicitation Period” shall mean a period of one (1) year after the Participant’s Service terminates.

3. Related Businesses. During the Participant’s period of Service, the Participant agrees that, to the extent he has been notified of an opportunity to acquire or make an investment in any business (including, without limitation, a Competitive Business) related or complementary to the Business of the Company (a “Potential Investment”), he shall inform the Board of such Potential Investment promptly upon receiving notice thereof and provide the Company with the first opportunity to participate in such Potential Investment.

4. Confidential Information. In the course of Service to the Company, the Participant will have or will have had access to confidential specifications, know-how, strategic or technical data, marketing research data, financial information, pricing information, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, and other confidential information with respect to the Company, all of which are confidential and may be proprietary and are owned or used by the Company, or any of its subsidiaries or Affiliates. Such information shall hereinafter be called “Confidential Information” and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or Affiliates as to which the Participant may have access, whether conceived or developed by others or by the Participant alone or with others during the period of service to the Company, whether or not conceived or developed during regular working hours. Confidential Information shall not include any records, data or information which are in the public domain during or after the period of service by the Participant provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Participant in violation of this Schedule A. The Participant agrees that he shall keep all Confidential Information in a fiduciary capacity for the sole benefit of the Company.

5. Non-Use and Non-Disclosure. The Participant shall not during the period of Service or at any time thereafter (a) disclose, directly or indirectly, any Confidential Information to any Person other than the Company or executives thereof at the time of such disclosure who, in the reasonable judgment of the Participant, need to know such Confidential Information or such other Persons to whom the Participant has been specifically instructed to make disclosure by the Board and in all such cases only to the extent required in the course of the Participant’s Service to the Company or (b) use any Confidential Information, directly or indirectly, for his own benefit or for the benefit of any other Person. At the termination of his employment, the Participant shall deliver to the Company all notes, letters, documents and records which may contain Confidential Information which are then in his possession or control and shall destroy any and all copies and summaries thereof.

6. Assignment of Inventions. The Participant agrees to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions in the Field (as defined below), together with all United States and foreign rights with respect thereto, and at the Company’s expense to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on Inventions in the Field and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments that may be necessary or proper to vest all such Inventions in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which may be declared involving any of said patent applications, patents, copyright applications or copyrights. For the purposes of this Agreement, the words “Inventions in the Field” shall include any discovery, process, design, development, improvement, application, technique, or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by the Participant, individually or jointly with others (whether on or off the Company’s premises or during or after normal working hours) while in the employ of the Company, and which was or is directly or indirectly related to the business of the Company or any of its subsidiaries, or which resulted or results from any work performed by any Participant or agent thereof during the period of Service.

7. Return of Documents. All notes, letters, documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (collectively, the “Documents”), whether or not prepared by the Participant, shall be the sole and exclusive property of the Company. The Participant shall safeguard all Documents and shall surrender to the Company at the time his Service terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Participant’s possession or control.

8. Non-disparagement. At no time during the Participant’s period of Service or for a period of two (2) years thereafter, shall the Participant disparage or denigrate the Company or its officers, directors, managers, employees or agents as it relates to the operations of the Company; provided, however, that nothing herein is intended to or will act in any manner to prevent the Participant from presenting testimony, making statements or providing information in connection with and relevant to any legal or governmental investigation or proceeding or making any disclosures required by law, subpoena or court order.